UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2020

ZANDER THERAPEUTICS, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	47-4321638
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commission File No. 333-220790

4700 Spring Street, St 304, La Mesa, California 91942

(Address of Principal Executive Offices)

(619) 702 1404

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On January 20, 2020 Zander Therapeutics, Inc. (the “Company”) and BST Partners Inc. agreed that the month to month sublease by and between the Company and BST Partners, Inc. whereby the Company subleased office space from BST Partners, Inc. at 4700 Spring Street, St 304, La Mesa, California 91942 shall terminate as of 1pm Pacific Standard Time on January 22, 2020.

Item 5.02 Departure of Directors or Certain Officers

On January 22, 2020 David Koos resigned as Chairman of the Board of Directors, Chief Executive Officer of and from any and all offices held at Zander Therapeutics, Inc. ( the “Company”) as of 1 pm Pacific Standard Time on January 22, 2020 ( “Effective Date and Time”). As of the Effective Date and Time Todd S. Caven, the Company’s Chief Financial Officer and a member of the Board of Directors of the Company, shall be the Company’s sole officer and member of the Company’s Board of Directors.

Item 9.01 Exhibits

Exhibit 99.1	Letter of resignation
Exhibit 99.2	Termination of Sublease

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZANDER THERAPEUTICS, INC.

Dated: January 22, 2020	By: /s/ David Koos
David Koos
Chief Executive Officer

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